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                                   EXHIBIT B
                                   ---------

          Harvard's Transactions for August 2, 2001 - October 2, 2001
          -----------------------------------------------------------

                        Shares of    Shares of
                          Common       Common      Price
Date of Transaction    Stock Bought  Stock Sold  Per Share
---------------------  ------------  ----------  ---------

10/02/01                              389,069      $7.98

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